UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
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 (Exact name of Registrant as specified in charter)

Nevada	002-95836	13-3250816
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)	Identification No.)

No. 1 Huaihe West Road, E-T-D-Zone,
Dalian, People’s Republic of China    116600

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 011 86 411-82595139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act   (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On May 19, 2011, China Industrial Waste Management, Inc. (the “Company”),  through its subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd. (“Dalian Dongtai”), entered into an equity transfer agreement (the “Agreement”) to sell the entire 65% equity interest (the “Equity Interest”) owned by Dalian Dongtai in Hunan Hanyang Environmental Protection Science & Technology Co., Ltd. (“Hunan Hanyang”), a company established under the laws of the People’s Republic of China, to Hunan Tian Kun Jia He Investment Co., Ltd., a company established under the laws of the People’s Republic of China and an unrelated party of the Company (the “Transferee”).

Hunan Hanyang is a waste treatment company based in Changsha, Hunan Province, China that is licensed to engage in the business of treatment and comprehensive utilization of waste. The Company acquired its Equity Interest in Hunan Hanyang in October 2009.

Pursuant to the Agreement, Dalian Dongtai will sell its Equity Interest in Hunan Hanyang to the Transferee for a total purchase price of RMB29 million (approximately $4.46 million) (the “Transfer Price”). The payment of the Transfer Price shall be paid as follows: RMB17 million (approximately $2.6 million) to be paid within 7 business days after the execution of the Agreement (the “Effective Date”), RMB10 million (approximately $1.54 million) to be paid within 3 months after the Effective Date (the “Second Payment”), and the remaining RMB 2 million (approximately $ 0.31 million) to be paid within 12 months after the Effective Date. If the Transferee fails to make the Second Payment within 3 months after the Effective Date, the Transferee shall pay all accrued interest thereon starting from the fourth month after the Effective Date until the payment is made. If the Transferee fails to make the Second Payment by the end of the 12-month period after the Effective Date, Dalian Dongtai has the right to convert the outstanding Second Payment into a 35% equity interest in Hunan Hanyang at no additional cost.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety be reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
10.1	English Translation of the Equity Transfer Agreement, dated May 19, 2011, by and between Dalian Dongtai Industrial Waste Treatment Co., Ltd. and Hunan Tian Kun Jia He Investment Co., Ltd.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011
CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

By:	/s/ Jinqing Dong
Jinqing Dong
Chairman and Chief Executive Officer